Exhibit 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this registration statement on Form F-3 of our report dated April 2, 2001, except with respect to the matters discussed in Note 16 as to which the date is June 28, 2001, and to all references to our Firms included in or made part of this registration statement.

                                 Paris, France
                               January 24, 2002






          /s/ RSM Salustro Reydel            /s/ Barbier Frinault & Cie

          RSM Salustro Reydel                Barbier Frinault & Cie

                                             A member firm of Andersen